UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

VOCERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35469	94-3354663
(Commission File Number)	(IRS Employer Identification No.)

525 Race Street, San Jose, CA	95126
(Address of principal executive offices)	(Zip Code)

(408) 882-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2016, the Board of Directors of Vocera Communications, Inc. (the “Company”) approved an amendment to Section 18 of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), which became effective immediately. The amendment eliminates the ability of the Company to reprice outstanding options granted under the plan without stockholder approval.

The foregoing summary of the 2012 Plan does not purport to be complete and is subject to, and qualified in its entirety by, the amendment to the 2012 Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, the Board approved an amendment to the Company’s Restated Bylaws, which became effective immediately. The amendment revised the language of Article I, Section 1.7 to provide that in an uncontested election, in order for a nominee to be elected to the Board, the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election. In connection with the amendment to the Restated Bylaws, the Board also approved a revision to the Corporate Governance Guidelines to require that a director nominee (or new appointee) tender his or her resignation in the event of an adverse vote, and, following the recommendation of the Governance and Nominating Committee, the Board shall act upon such resignation within 30 days following the stockholder vote.

The foregoing summary of the Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Restated Bylaws of Vocera Communications, Inc., as amended October 26, 2016

10.1	Amendment to the 2012 Equity Incentive Plan of Vocera Communications, Inc., dated October 26, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

Date: October 31, 2016	By:	/s/ Justin Spencer
Justin Spencer Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Bylaws of Vocera Communications, Inc., as amended October 26, 2016

10.1	Amendment to the 2012 Equity Incentive Plan of Vocera Communications, Inc., dated October 26, 2016

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